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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

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
                                                   JURISDICTION OF
NAME                                               INCORPORATION
-------------------------------------------        --------------
CTI Securities Corp. (100% owned subsidiary        Massachusetts
of Critical Therapeutics, Inc.)
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